Exhibit Item 26(a)(i)

The Prudential Insurance Company of America

Isabelle L. Kirchner
Vice President and Secretary

October 29, 1987

I hereby certify that the following is a true copy of an extract from the minutes of a meeting of the Finance Committee of the Board of Directors of The Prudential Insurance Company of America held on August 11, 1987, at which meeting a quorum was present and that said minute has not since been altered or rescinded:

Senior Vice President Hill reviewed with the Committee the desirability of establishing two new separate accounts:

a. The Prudential Variable Life Insurance Account, and

b. The Prudential Variable Appreciable Account

After discussion, the Committee, on motion, duly made and seconded, adopted the following resolutions:

(a) RESOLVED, subject to the approval of the Commissioner of Insurance in the State of New Jersey and to such conditions as said Commissioner may impose, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, the Company hereby establishes a new commingled Variable Contract Account, to be designated initially as "The Prudential Variable Life Insurance Account" (hereinafter referred to as the "Account") and to be used for contracts under which values or payments, or portions thereof, vary to reflect the investment results of said Account; and

FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received pursuant to certain variable life insurance contracts ("Variable Contracts") of the Company sold as part of its Variable Life Insurance Program ("Program") and (ii) such other assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under Variable Contracts funded in the Account, and such amounts, together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Variable Contracts, in shares of The Prudential Series Fund, Inc., and open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and

FURTHER RESOLVED, that the Account shall be registered as an investment company under the Investment Company Act of 1940, and that proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed with the Securities and Exchange Commission, a registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940 ("Investment Company Act Registration") and to sign and file, or cause to filed, an exemption application, including any amendments thereto, seeking an order under Section 6(c) of the Investment Company Act of 1940, which shall grant such exemptions from the provisions of that Act as may be necessary or desirable ("Exemption Application"); and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the

Securities and Exchange Commission on behalf of the Company as issuer, a registration statement, including the financial statements and schedules,

exhibits and form of prospectus required as a part thereof, for the registration under the Securities Act of 1933 of the offering and sale of the Variable Contracts, to the extent they represent participating interests in the Account ("Securities Act Registration"), and to pay the registration fees required in connection therewith; and

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Invest Company Act Registration, Exemption Application and

Securities Act Registration as they may find necessary or desirable from time to time; and

FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to any such Investment Company Act Registration, Exemption Application and Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and

FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the

Securities and Exchange Commission relating to such Investment Company Act

Registration, Exemption Application, and Securities Act Registration and any and all amendments thereof; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including but not limited to the payment of applicable fees and compliance with such laws and regulations of the several states as may be applicable to the Company's Program, in order to effectuate the purposes of the foregoing resolutions or any of them.

(b) RESOLVED, subject to the approval of the Commissioner of Insurance in the State of New Jersey and to such conditions as said Commissioner may impose, pursuant to Section 17B:28-7 of the Revised Statutes of New Jersey, the Company hereby establishes a new commingled Variable Contract Account, to be designated initially as "The Prudential Variable Appreciable Account" (hereinafter referred to as the "Account") and to be used for contracts under which values or payments, or portions thereof, vary to reflect the investment results of said Account; and

FURTHER RESOLVED, that the Company shall receive and hold in the Account amounts arising from (i) purchase payments received pursuant to certain Variable Appreciable Life Insurance Contracts ("Variable Contracts") of the Company sold as part of its Variable Appreciable Life Insurance Program ("Program") and (ii) such other assets of the Company as the proper officers of the Company may deem prudent and appropriate to have invested in the same manner as the assets applicable to its reserve liability under Variable Contracts funded in the Account, and such amounts,

together with the dividends, interest and gains produced thereby shall be invested and reinvested, subject to the rights of the holders of such Variable Contracts, in shares of The Prudential Series Fund, Inc., and open-end diversified management investment company of the series type, at the net asset value of such shares at the time of acquisition; and

FURTHER RESOLVED, that the Account shall be registered as an investment company under the Investment Company Act of 1940, and that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed with the Securities and Exchange Commission, a registration statement, on behalf of the Account, as registrant, under the Investment Company Act of 1940 ("Investment Company Act Registration") and to sign and file, or cause to be filed, an exemption application, including any amendments thereto, seeking an order under Section 6(c) of the Investment Company Act of 1940, which shall grant such exemption from the provisions of that Act as may be necessary or desirable ("Exemption Application"); and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized to sign and file, or cause to be filed, with the

Securities and Exchange Commission on behalf of the Company as issuer, a registration statement, including the financial statements and schedules,

exhibits and form of prospectus required as a part thereof, for the registration under the Securities Act of 1933 of the offering and sale of the Variable Contracts, to the extent they represent participating interests in the Account ("Securities Act Registration"), and to pay the registration fees required in connection therewith; and

FURTHER RESOLVED, that the proper officers of the Company are authorized and directed to sign and file, or cause to be filed, such amendment or amendments of such Investment Company Act Registration, Exemption Application

and Securities Act Registration as they may find necessary or desirable from time to time; and

FURTHER RESOLVED, that the signature of any director or officer required by law to affix his signature to any such Investment Company Act Registration, Exemption Application and Securities Act Registration, or to any amendment thereof, may be affixed by said director or officer personally, or by an attorney in fact duly constituted in writing by said director or officer to sign his name thereto; and

FURTHER RESOLVED, that the Secretary of the Company is appointed agent of the Company to receive any and all notices and communications from the

Securities and Exchange Commission relating to such Investment Company Act

Registration, Exemption Application, and Securities Act Registration and any and all amendments thereof; and

FURTHER RESOLVED, that the proper officers of the Company be and they hereby are authorized, in the name and on behalf of the Company, to execute and deliver such corporate documents and certificates and to take such further action as may be necessary or desirable, including but not limited to the payment of applicable fees and compliance with such laws and regulations of the several states as may be applicable to the Company's Program, in order to effectuate the purposes of the forgoing resolutions or any of them.

Secretary
The Prudential Insurance Company
of America

October 29, 1987